As filed with the Securities and Exchange Commission on September 18, 2007

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEARST-ARGYLE TELEVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2717523
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

300 West 57th Street	(212) 887-6800
New York, NY 10019	(Registrant’s telephone number, including area code)
(Address of principal executive offices)

HEARST-ARGYLE TELEVISION, INC.

2007 LONG TERM INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

JONATHAN C.  MINTZER

Vice President, General Counsel and Secretary

Hearst-Argyle Television, Inc.

300 West 57th Street

New York, New York 10019

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (212) 887-6800

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Series A Common Stock, $0.01 par value	2,400,000 shares	$25.54	$61,296,000	$1,881.79

(1)             Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with provisions of the plan.

(2)             Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and (h), based on the average of the high and low prices of the Series A Common Stock reported on the New York Stock Exchange on September 11, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to the requirements of the introductory note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is omitted from this filing, and is included in a booklet, which is distributed to the key employees and non-employee directors of Hearst-Argyle Television, Inc., who hold stock options granted or restricted stock awarded under the 2007 Long Term Incentive Compensation Plan.  This booklet, as it may be amended from time to time, together with the documents incorporated by reference as described in Item 3 of Part II of this registration statement, constitutes a Section 10(a) prospectus.

PROSPECTUS FOR RESALES

The following prospectus constitutes a reoffer prospectus, prepared in accordance with the requirements of Part I of Form S-3 and filed as part of this registration statement as permitted by General Instruction C to Form S-8, to be used in connection with resales of shares of Series A Common Stock acquired under the 2007 Long Term Incentive Compensation Plan, by affiliates of Hearst-Argyle Television, Inc., as defined in Rule 405 under the Securities Act of 1933, as amended.

PROSPECTUS

HEARST-ARGYLE TELEVISION, INC.

SERIES A COMMON STOCK

(Par value $0.01 per share)

We are one of the largest independent, or non-network-owned, television station groups in the United States.  The 2,400,000 shares of our Series A Common Stock to which this prospectus relates may be offered from time to time by the people described in this prospectus under “Selling Security Holders” on the New York Stock Exchange, where our Series A Common Stock currently is traded, on any securities exchanges or other quotation systems on which our Series A Common Stock may be traded, in the over-the-counter market or in negotiated transactions, at prices and on terms then available.  Our Series A Common Stock is listed on the New York Stock Exchange under the ticker symbol “HTV”.  The respective selling security holders will pay any brokerage fees or commissions relating to sales by them. See “Method of Sale” in this prospectus. We will not receive any of the proceeds of any such sales.  Our principal executive office is located at 300 West 57th Street, New York, New York 10019 (telephone no. (212) 887-6800).

Investing in our Series A Common Stock involves risks that are described in the section entitled “Risk Factors” beginning on page 17 of our Annual Report on Form 10-K for the year ended December 31, 2006 as well as other reports that we may file from time to time with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are paying the expenses of preparing and filing the registration statement of which this prospectus is a part.

The date of this prospectus is September 14, 2007.

RISK FACTORS

Investing in our Series A Common Stock involves certain material risks.  You should carefully consider the risks described under the caption entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, which we filed with the Securities and Exchange Commission on February 27, 2007 and which is incorporated herein by reference, as well as other documents incorporated by reference in this prospectus, including, without limitation, any updated risks included in our subsequent quarterly reports on Form 10-Q.  These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement or post-effective amendment we may file or in other reports we file with the Securities and Exchange Commission in the future.  Any of these risks could have a material adverse effect on our business, financial condition, results of operation, cash flows or prospects, which could in turn have a material adverse effect on the price of our Series A Common Stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference in this prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 1-14776:

•                  our Annual Report on Form 10-K for the fiscal year ended  December 31, 2006;

•                  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007;

•                  the description of our Series A Common Stock contained in our registration statement on Form 8-A/A filed on July 14, 1998, as that description has been altered by amendment or reports filed for the purpose of updating that description; and

•                  all other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2006.

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When we file documents in accordance with Section 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this registration statement and the time we file a post-effective amendment to the registration statement saying all the securities which are the subject of that registration statement have been sold or deregistering any securities which have not been sold, the documents we file will be incorporated into this registration statement and will be a part of it beginning on the date the documents are filed.  If any document which we file changes anything said in this registration statement or in an earlier document which is incorporated into this registration statement, the later document will modify or supersede what is said in this registration statement or the earlier document.

You may request a copy of these filings at no cost, other than exhibits to those documents which are not specifically incorporated by reference, by writing or telephoning us at the following address:  Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019, Attention: Office of the General Counsel, telephone number (212) 887-6800.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other materials with the Securities and Exchange Commission. The public can read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. The public can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.  Reports, proxy statements and other information we file also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

SELLING SECURITY HOLDERS

 This prospectus relates to possible sales by our key employees and non-employee directors of shares of our Series A Common Stock which they acquire through exercise of options granted or awards of shares of restricted stock under our 2007 Long Term Incentive Compensation Plan.  We do not know at this time who may be selling security holders from time to time. We will provide the names of those people, along with the number of shares of Series A Common Stock owned, and the number of shares which may be sold, by each of those people from time to time in supplements to this prospectus, which we will file with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933.

METHOD OF SALE

The shares offered by this prospectus may be sold on the New York Stock Exchange, where our Series A Common Stock currently trades, in other markets where our Series A Common Stock may be traded, or in negotiated transactions.  Sales will be at prices that are current when the sales take place.  Selling security holders may pay brokers’ commissions.  There is no present plan of distribution.

SEC POSITION REGARDING INDEMNIFICATION

Our Amended and Restated Certificate of Incorporation provides for indemnification of officers and directors to the fullest extent permitted by Delaware law.  We have been informed that, in the opinion of the Securities and Exchange Commission, insofar as directors, officers or other persons who

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control us may become entitled under the provisions of our certificate of incorporation to indemnification for liabilities arising under the Securities Act of 1933, that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

We have in force a directors’ and officers’ liability insurance policy insuring, up to specified amounts and with specified exceptions, our directors and officers and our former directors and officers against liabilities.  The effect of the policy is to indemnify those persons against losses incurred by them while acting in those capacities.

LEGAL MATTERS

The validity of the shares of Series A Common Stock offered under this prospectus will be passed upon by Clifford Chance US LLP, New York, New York.

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PART II

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

•                  our Annual Report on Form 10-K for the fiscal year ended  December 31, 2006;

•                  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007;

•                  the description of our Series A Common Stock contained in our registration statement on Form 8-A/A filed on July 14, 1998, as that description has been altered by amendment or reports filed for the purpose of updating that description; and

•                  all other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2006.

When we file documents in accordance with Section 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this registration statement and the time we file a post-effective amendment to the registration statement saying all the securities which are the subject of that registration statement have been sold or deregistering any securities which have not been sold, the documents we file will be incorporated into this registration statement and will be a part of it beginning on the date the documents are filed.  If any document which we file changes anything said in this registration statement or in an earlier document which is incorporated into this registration statement, the later document will modify or supersede what is said in this registration statement or the earlier document.

You may request a copy of these filings at no cost, other than exhibits to those documents which are not specifically incorporated by reference, by writing or telephoning us at the following address:  Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019, Attention: Office of the General Counsel, telephone number (212) 887-6800.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Our Amended and Restated Certificate of Incorporation provides for indemnification of officers and directors to the fullest extent permitted by Delaware law.  We maintain liability insurance insuring our officers and directors against liabilities that they may incur in such capacities, including certain liabilities arising under the Federal securities laws.  Directors and officers may also be entitled to additional indemnification under Section 145 of the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.	Description of Exhibit

4.1

Amended and Restated Certificate of Incorporation of Hearst-Argyle Television, Inc., (incorporated by reference to Appendix C to the Company’s Form S-4 (File No. 333-32487)), as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Hearst-Argyle Television, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Form 10-K for the fiscal year ended December 31, 1998).

4.2	Amended and Restated Bylaws of Hearst-Argyle Television, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Form S-4 (File No. 333-72207)).

5.1*	Opinion of Clifford Chance US LLP.

23.1*	Consent of Clifford Chance US LLP (included in opinion filed as Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Powers of Attorney (included on the signature pages of this registration statement).

99.1

Hearst-Argyle Television, Inc. 2007 Long Term Incentive Compensation Plan (incorporated by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2007).

*Filed herewith.

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of September, 2007.

HEARST-ARGYLE TELEVISION, INC.

By:	/s/ David J. Barrett
David J. Barrett
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jonathan C. Mintzer, Steven A. Hobbs and Susan C. Shelton his or her true and lawful attorney-in-fact and agent, with full powers of substitution to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. BARRETT	President and Chief Executive Officer (Principal Executive Officer)	September 12, 2007
David J. Barrett

/s/ HARRY T. HAWKS	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 12, 2007
Harry T. Hawks

/s/ VICTOR F. GANZI	Chairman of the Board	September 12, 2007
Victor F. Ganzi

/s/ FRANK A. BENNACK, JR.	Director	September 12, 2007
Frank A. Bennack, Jr.

/s/ JOHN G. CONOMIKES	Director	September 12, 2007
John G. Conomikes

/s/ KEN J. ELKINS	Director	September 12, 2007
Ken J. Elkins

/s/ GEORGE R. HEARST, JR.	Director	September 12, 2007
George R. Hearst, Jr.

/s/ WILLIAM R. HEARST III	Director	September 12, 2007
William R. Hearst III

	Director	September 12, 2007
Bob Marbut

/s/ GILBERT C. MAURER	Director	September 12, 2007
Gilbert C. Maurer

/s/ DAVID PULVER	Director	September 12, 2007
David Pulver

/s/ CAROLINE L. WILLIAMS	Director	September 12, 2007
Caroline L. Williams

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1

Amended and Restated Certificate of Incorporation of Hearst-Argyle Television, Inc., (incorporated by reference to Appendix C to the Company’s Form S-4 (File No. 333-32487)), as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Hearst-Argyle Television, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Form 10-K for the fiscal year ended December 31, 1998).

4.2	Amended and Restated Bylaws of Hearst-Argyle Television, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Form S-4 (File No. 333-72207)).

5.1*	Opinion of Clifford Chance US LLP.

23.1*	Consent of Clifford Chance US LLP (included in opinion filed as Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Powers of Attorney (included on the signature pages of this registration statement).

99.1

Hearst-Argyle Television, Inc. 2007 Long Term Incentive Compensation Plan (incorporated by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2007).

*Filed herewith.